EXHIBIT 10.8


                           EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of this 19th day of September, 1996 between Micronetics Wireless, Inc., a Delaware corporation (hereinafter called the "Company") with offices at 26 Hampshire Drive, Hudson, New Hampshire 03051, and RICHARD S. KALIN, residing at One Oak Forest Lane, Mendham, New Jersey 07945 (hereinafter called the "Executive").

                            W I T N E S S E T H

     WHEREAS, the Company manufactures and markets specialized radio frequency components and test equipment for wireless communication systems.
     WHEREAS, the Company and the Executive desire to enter into an agreement to memorialize their understandings with regard to the employment of the Executive by the Company.
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:
          1. Employment Term. The Company hereby agrees to employ the Executive and the Executive agrees to enter the employ of the Company on the terms and conditions set forth below for a term commencing on the date hereof (the "Commencement Date"), and terminating September 19, 2001 unless sooner terminated (such term of this Agreement is herein referred to as the "Term").
          2. Compensation. For the full, prompt and faithful performance of all of the duties and services to be performed by Executive hereunder, the Company agrees to pay, and the Executive agrees to accept, a base salary at the rate of $50,000 per annum during the Term plus three percent (3%) of the Company's pre-tax profits up to the levels reported in the prior fiscal year and five percent (5%) of any such profits in excess of such amount. In addition, the Executive shall receive an automobile allowance of $500 per month during the term of this Agreement.
          3. Duties. Subject to the authority, control and direction of the Board of Directors of the Company, the Executive shall be appointed President of the Company, and the Executive will perform such duties and services in a location as determined by the Executive commensurate with his position as President of the Company, including such duties as may from time to time be assigned to him by the Board of Directors. It is understood and acknowledged that the Executive shall have the right to conduct such activities in the time he determines for such activities and it is contemplated that such activities will not take all of his business time. Also, the Executive shall be entitled to engage Kalin & Banner as attorneys for the Company and pay such attorneys' fees as the Company shall incur. Also, the Executive shall be entitled to conduct any non-competitive activities with such other firms as he shall see fit.
          4. Vacation. The Executive shall be entitled to four weeks of vacation per year during the Term, which shall be taken at such time or times as shall be mutually determined by the Company and the Executive.
          5. Death. In the event of the death of the Executive during the Term or any extension thereof, the employment of the Executive hereunder shall terminate and come to an end on the last day of the month three months following the death of the Executive. The estate of the Executive (or such persons as the Executive shall designate in writing) shall be entitled to receive, and the Company agrees to pay, the compensation of the Executive earned pursuant to this Agreement up to the end of the three month period in which such death occurs.
          6. Disability. In the event that the Executive shall, because of illness or incapacity, physical or mental, be unable to perform the duties and services to be performed by him hereunder for a consecutive period of six months, or nine months during any twelve month period, the Company may terminate the employment of the Executive hereunder after the expiration of such period. The Executive shall be entitled to receive the compensation earned pursuant to this Agreement up to the date of such termination.
          7.   Administration; Expenses.   The Executive shall
report to the Board of Directors of the Company, or to a person designated by the Board of Directors, at such intervals as may be determined from time to time. The Executive shall be reimbursed by the Company for all expenses reasonably incurred by him on behalf of the Company in accordance with the Company's standard policies with respect thereto.
          8.   Restrictive Covenants.
          8.1 Inventions. Any program, discovery, process, design, invention or improvement which the Executive makes or develops during his employment by the Company, whether or not during regular working hours or in connection with the Company's business or research activities as then conducted or contemplated, shall belong to the Company and shall be promptly disclosed to the Company. During the Executive's employment and for a period of two years thereafter, the Executive shall, without additional compensation, execute and deliver to the Company any instruments of transfer and take such other action as the Company may request to carry out the provisions of this Section 8.1, including without limitation, filing, at the Company's expense, patent applications for anything covered by this Section 8.1 and the prompt assignment of the same to the Company.
          8.2 Nondisclosure. The Executive covenants and agrees for a period of one year following the termination of his employment with the Company, he will not, directly or indirectly, during or after the term of employment disclose to any person not authorized by the Company to receive or use such information, except for the sole benefit of the Company, any of the Company's confidential or proprietary data, information, designs, styles, or techniques, including customer lists. Notwithstanding the foregoing, this applies solely to information that is not generally known to anyone other than the Company, its Board of Directors or its employees.
          8.3 If any term of this Article 8 is found by any court having jurisdiction to be too broad, then and in that case, such term shall nevertheless remain effective, but shall be considered amended (as to the time or area or otherwise, as the case may be) to a point considered by said court as reasonable, and as so amended shall be fully enforceable.
          8.4 In the event that the Executive shall violate any provision of this Agreement (including but not limited to the provisions of this Article 8) the Executive hereby consents to the granting of a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating any provision of this Agreement. In any proceeding for an injunction, the Executive agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against the Executive. The Executive further agrees that the Company will not have an adequate remedy at law in the event of any breach by Executive hereunder and that the Company will suffer irreparable damage and injury if the Executive breaches any of the provisions of this Agreement.
          9. Termination for Cause. The Company may terminate the Executive's employment without liability (other than for payments accrued to the date of termination) if the Executive's employment is terminated "for cause". The term "for cause" shall, for the purposes of this Agreement, mean (i) a material breach by the Executive of the provisions of this Agreement, (ii) the commission by the Executive of a fraud against the Company or the conviction of the Executive for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime, (iii) the knowing possession or use of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages which impairs the Executive's ability to perform his duties hereunder, and (iv) being under the influence of such drugs, substances or alcohol during the Executive's hours of employment. In the event of such termination for cause, Executive shall be entitled to receive the compensation provided for pursuant hereto up to the date of such termination.
          10. No Impediments. The Executive warrants and represents that he is free to enter into this Agreement and to perform the services contemplated thereby and that such actions will not constitute a breach of, or default under, any existing agreement.
          11. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.
          12. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.
          13. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York applicable to agreements to be wholly performed therein.
          14. Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.
          15. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto except that the Company shall have the right to assign this Agreement in connection with a sale or transfer of all or substantially all of its assets, a merger or consolidation. This Agreement is in the nature of a personal services contract and the duties imposed hereby are non-delegable.
          16. Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.
          17. Notices. Any notice under the provisions of this Agreement shall be given by registered or certified mail, return receipt requested, directed to the addresses set forth above, unless notice of a new address has been sent pursuant to the terms of this paragraph.
          18. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.

          19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        MICRONETICS WIRELESS, INC.




                                   By:  s/David Siegel
                                        David Siegel



                                        s/Richard S. Kalin
                                        Richard S. Kalin
























WPDOCS\MICRO\EMP-AGR.RSK